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                                                             EXHIBIT 10(u)(i)(a)



                CORRECTION TO LOAN AGREEMENT ("LOAN AGREEMENT")
                          DATED AS OF AUGUST 12, 1996
                                 BY AND BETWEEN
                        LYNCH CORPORATION, AS "BORROWER"
                                      AND
                        GABELLI FUNDS, INC., AS "LENDER"


         Whereas the Borrower and the Lender agree that the Section 2.01(d), as originally executed, was incorrect and desire to correct said provision;

         Now Therefore, the Borrower and Lender agree that Section 2.01(d) shall be corrected in its entirety to read as follows:

                 "(d)     Special Fee.  If Borrower has not prepaid the Loan in
full within five Business Days after the end of the F-Block Auction, Borrower shall pay Lender a special fee equal to 20.04008% of the Net Profits of PCSF's 49.9% partnership interest in Bidder (i.e., a 10% interest in Bidder), from time to time as and when realized. Net Profits shall not include any amounts received by PCSF pursuant to the Bidder Loan Agreement and shall be net of any losses of PCSF under the Bidder Loan Agreement. For purposes of computing Net Profits, capital contributions by PCSF to Bidder shall be deemed to be loans to Bidder under the Bidder Loan Agreement and interest under the Bidder Loan Agreement shall include deemed commitment fees and interest on such capital contributions. Net Profits shall mean and shall be deemed to be realized at the time of (i) any profits received by PCSF from the sale, directly or indirectly, of all or a substantial portion of the assets of Bidder and the distribution of the proceeds to the partners (after payments of the principal and interest under the Bidder Loan Agreement), (ii) any payments or distributions by Bidder to Borrower or its Affiliates, including loans (other than principal, interest and other amounts as contemplated in the Bidder Loan Agreement and the Expenses Agreement referred to therein) including loans,
(iii) the proceeds from any sale, directly or indirectly, including a merger or similar transaction, by Borrower of any of its partnership interest in Bidder, and/or (iv) the net proceeds from any sale of the stock of PCSF, whether by the existing stockholder or an Affiliate, to a person or entity that is not its Affiliate of PCSF. The term "Affiliate" shall have the meaning in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Any dispute under this
Section 2(d), including without limitation the amount of profit, the value of any non-cash items or
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other matters, if the parties cannot otherwise agree, shall be submitted to binding arbitration under the rules of the American Arbitration Association."

         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Correction effective as of August 12, 1996.


LYNCH CORPORATION                                GABELLI FUNDS, INC.



By:                                              By:
    -------------------                             -----------------------
    Robert E. Dolan
    Chief Financial Officer